Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,349,789,246
BANK OF AMERICA SECURITIES LLC              56-2058405      894,510,197
JPMORGAN CHASE & CO.                        13-3224016      835,501,378
CREDIT SUISSE FIRST BOSTON                  13-5659485      743,882,257
DEUTSCHE BANK SECURITIES INC.               13-2730828      674,199,112
MORGAN STANLEY                              13-2665598      577,540,504
CITIGROUP INC.                              52-1568099      435,342,392
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      354,201,301
GOLDMAN SACHS & CO.                         13-5108880      224,025,561
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085      132,903,833




                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412       55,371,496
BANK OF AMERICA SECURITIES LLC              56-2058405       28,097,493
JPMORGAN CHASE & CO.                        13-3224016       58,306,125
CREDIT SUISSE FIRST BOSTON                  13-5659485        4,878,025
DEUTSCHE BANK SECURITIES INC.               13-2730828       10,399,283
MORGAN STANLEY                              13-2665598       14,530,252
CITIGROUP INC.                              52-1568099        5,181,090
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       19,145,206
GOLDMAN SACHS & CO.                         13-5108880        1,217,042
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085          357,621



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 6,576,085,363 D. Total Sales: 218,381,516

                               SCREEN NUMBER : 12